                                                          Exhibit 99.2

                                 MARK IV INDUSTRIES, INC.
                    CONSOLIDATED INCOME STATEMENT DATA (Unaudited)
                       (Amounts in thousands, except per share data)

                                                      Fiscal Year Ended
                                                        February 28,
                                              -------------------------------
                                              1999        1998(A)     1997(A)
                                              ----        ------      ------
Sales from continuing operations          $1,948,600   $1,844,300   $1,717,900
Operating income (B)                      $  196,200   $  207,900   $  191,000
Interest expense                          $   53,900   $   49,700   $   45,800
Operating income (before
 repositioning and restructuring
 charges), net of interest expense        $  142,300   $  158,200   $  145,200
Income from continuing
 operations (C):
   Before repositioning and
    restructuring charges                 $   91,100   $   97,800   $   88,600
   Repositioning and
    restructuring charges(D)                 (38,700)        -         (67,500)
                                          ----------   ----------   ----------
          Total continuing                    52,400       97,800       21,100
                                          ----------   ----------   ----------
Discontinued operations (C):
   Before divestitures                         4,100       11,400       17,500
   Gain/(loss) on divestitures                (6,300)        -          17,500
                                          ----------   ----------   ----------
          Total discontinued                  (2,200)      11,400       35,000
                                          ----------   ----------   ----------
Extraordinary loss (C)                        (2,600)     (10,600)        -
                                          ----------   ----------   ----------
          Net income                      $   47,600   $   98,600   $   56,100
                                          ==========   ==========   ==========
Basic earnings per share:
  Continuing operations:
   Before repositioning and
    restructuring charges                 $     1.60   $     1.52   $     1.34
   Repositioning and
    restructuring charges                       (.68)         -          (1.02)
                                          ----------   ----------   ----------
          Total continuing                       .92         1.52          .32
                                          ----------   ----------   ----------
  Discontinued operations:
   Before divestitures                           .07          .18          .26
   Gain/(loss) on divestitures                  (.11)         -            .26
                                          ----------   ----------   ----------
          Total discontinued                    (.04)         .18          .52
                                          ----------   ----------   ----------
  Extraordinary loss                            (.04)        (.16)         -
                                          ----------   ----------   ----------
          Net income                      $      .84   $     1.54   $      .84
                                          ==========   ==========   ==========
Diluted earnings per share:
  Continuing operations:
   Before repositioning and
    restructuring charges(E)              $     1.51   $     1.49   $     1.33
   Repositioning and
    restructuring charges                       (.59)         -          (1.01)
                                          ----------   ----------   ----------
          Total continuing                       .92         1.49          .32
                                          ----------   ----------   ----------
  Discontinued operations:
   Before divestitures                           .06          .17          .26
   Gain/(loss) on divestitures                  (.09)         -            .26
                                          ----------   ----------   ----------
          Total discontinued                    (.03)         .17          .52
                                          ----------   ----------   ----------
  Extraordinary loss                            (.04)        (.16)         -
                                          ----------   ----------   ----------
          Net income                      $      .85   $     1.50   $      .84
                                          ==========   ==========   ==========

Weighted average number of
 shares outstanding:
   Basic                                      56,900       64,100       66,300
                                          ==========   ==========   ==========
   Diluted                                    65,500       67,400       66,700
                                          ==========   ==========   ==========

___________________________

(A) Restated to reflect the sale in fiscal 1999 of the Automotive Filter Business and certain other business units, accounted for as discontinued operations.
(B) Income from continuing operations before interest expense, taxes, and the repositioning charge in fiscal 1999 and restructuring charge in fiscal 1997. Includes non-cash depreciation and amortization expense from continuing operations of $80.5 million, $66.3 million and $58.2 million in fiscal 1999, 1998, and 1997, respectively.
(C)   Net of related tax effects
(D) Represents a pre-tax repositioning charge of $63.8 million recognized in fiscal 1999, and pre-tax restructuring charge of $112.5 million recognized in fiscal 1997. An additional $2.2 million repositioning charge ($1.3 million net of taxes) is included in discontinued operations in fiscal 1999.
(E) On a pro forma basis, applying the net proceeds from the divestitures to reduce indebtedness as of the beginning of the fiscal years, earnings per share would be $1.56 and $1.55 for the fiscal years ended
      February 28, 1999 and 1998, respectively.
